EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS




               Independent Registered Public Accounting Firm's Consent



We consent to the incorporation by reference in the Registration Statement of Synergx Systems Inc. on Form S-8, file number 333-107231, of our report dated December 9, 2005 with respect to our audits of the consolidated financial statements of Synergx Systems Inc. and Subsidiaries as of September 30, 2005 and for the years ended September 30, 2005 and 2004, which report is included in this Annual Report on Form 10-KSB of Synergx Systems Inc. for the year ended September 30, 2005.


/s/Marcum & Kliegman LLP
Marcum & Kliegman LLP
New York, New York
December 20, 2005